EXHIBIT 21

 LIST OF SUBSIDIARIES

WHOLLY OWNED SUBSIDIARIES OF KNOLL, INC.	JURISDICTION OF INCORPORATION
Able Desk Co., LLC (wholly-owned subsidiary of FHI, LLC)	Oregon

Knoll North America Corp	Ontario, Canada

Spinneybeck Enterprises, Inc.	New York

Spinneybeck, LTD. (wholly-owned subsidiary of Spinneybeck Enterprises, Inc.)	Ontario, Canada

Spinneybeck Limited (wholly-owned subsidiary of Spinneybeck Enterprises, Inc.)	Ireland

Edelman Leather, LLC	Delaware

Edelman Leather Limited (wholly-owned subsidiary of Edelman Leather, LLC)	Ireland

FHI, LLC	Oregon

Fully, LLC (wholly-owned subsidiary of FHI, LLC)	Oregon

Fully Europe BVBA (wholly-owned subsidiary of Fully LLC)	Belgium

Knoll Overseas, Inc.	Delaware

Knoll Middle East, LLC (wholly-owned subsidiary of Knoll Overseas, Inc.)	Delaware

Knoll Muebles y Sistemas S.A. (wholly-owned subsidiary of Knoll Overseas, Inc.)	Columbia

Knoll Coverings Hong Kong Limited (wholly-owned subsidiary of Knoll Overseas, Inc.)	Hong Kong

Knoll Commerce and Trade (Shanghai) Co., Ltd. (wholly-owned subsidiary of Knoll Coverings Hong Kong Limited)	Shanghai, China

Knoll Europe B.V. (wholly-owned subsidiary of Knoll Overseas, Inc.)	Netherlands

Knoll International S.p.A. (wholly-owned subsidiary of Knoll Europe B.V.)	Italy

Knoll International, Ltd. (wholly-owned subsidiary of Knoll Europe B.V.)	England & Wales

Knoll Muebles de México S. de R.L. de C.V. (99.9% owned by Knoll International, Ltd. And .10% owned by Holly Hunt Enterprises, Inc.)	Mexico

Knoll International S.A.S.U. (wholly-owned subsidiary of Knoll Europe B.V.)	France

Knoll International GmBH (wholly-owned subsidiary of Knoll Europe B.V.)	Germany

Knoll International S.A. (wholly-owned subsidiary of Knoll Europe B.V.)	Belgium

Knoll APAC PTE LTD. (99.98% owned by Knoll Europe B.V.)	Singapore

Holly Hunt Enterprises, Inc.	Illinois

HHE Brazil 1 LLC (wholly-owned subsidiary of Holly Hunt Enterprises, Inc.)	Illinois

HHE Brazil 2 LLC (wholly-owned subsidiary of Holly Hunt Enterprises, Inc.)	Illinois

Holly Hunt Do Brasil Importação E Comércio De Mobiliários LTDA (wholly-owned subsidiary of HHE Brazil 1 LLC and HHE Brazil 2 LLC)	Brazil

HHM2, LLC (wholly-owned subsidiary of Holly Hunt Enterprises, Inc.)	Delaware

HH Ruseau, LLC (75% owned by HHM2, LLC)	Delaware

Knoll Denmark ApS (wholly-owned subsidiary of Knoll Europe B.V.)	Denmark

Muuto A/S (wholly-owned subsidiary of Knoll Denmark ApS)	Denmark

Muuto Norge (wholly-owned subsidiary of Muuto A/S)	Norway

Muuto Sweden (wholly-owned subsidiary of Muuto A/S)	Sweden

Muuto UK Limited (wholly-owned subsidiary of Muuto A/S)	England & Wales

Muuto Inc.(wholly-owned subsidiary of Muuto A/S)	Delaware